Exhibit 99.1

Roadzen and Mizuho Agree to Extend Maturity of Senior Secured Facility by

18 Months to June 30, 2027

In-principle approval to extend strengthens Roadzen’s balance sheet, enhances financial flexibility, and follows a series of major commercial and strategic milestones across the U.S., Europe, and India

NEW YORK, November 4, 2025 (GLOBE NEWSWIRE) – Roadzen Inc. (Nasdaq: RDZN) (“Roadzen” or the “Company”), a global leader in AI at the intersection of insurance and mobility, today announced that it has reached an agreement in principle with Mizuho Securities USA LLC (“Mizuho”), a leading global investment bank and securities firm, to extend the maturity date of the Company’s existing senior secured notes.

Under the terms of the extension, the maturity of Roadzen’s $11.5 million senior secured notes will be extended by 18 months - from December 31, 2025 to June 30, 2027 - with no other change to the structure. The extension provides Roadzen with enhanced financial flexibility to support its global growth while removing a significant portion of short-term liabilities, thereby strengthening its capital structure. The senior secured notes accrue interest at 15% annually. Completion of the extension is subject to the execution of definitive agreements and customary closing conditions.

This announcement follows a series of significant milestones achieved by Roadzen in recent weeks:

●	DrivebuddyAI became the only driver monitoring system validated under both Indian and E.U. safety standards — a world first and major validation of Roadzen’s leadership in AI-powered driver safety.
●	The Company signed a definitive agreement to acquire a majority interest in a licensed U.S. commercial auto MGU and broker, expanding its footprint across key states and adding Lloyd’s Coverholder capabilities.
●	The Company secured a mandate with a top-five global automaker to manage its European insurance program, representing a $20 million annual premium opportunity.
●	Roadzen and Vodafone Automotive announced a partnership to launch embedded insurance programs across the UK.
●	Insiders and marquee global institutional investors invested at a significant premium to the market, signaling strong conviction in Roadzen’s long-term growth trajectory.

“Mizuho’s continued partnership is a strong vote of confidence in our execution,” said Rohan Malhotra, Roadzen’s Founder & CEO. “This extension gives us significant financial flexibility and is great news for our shareholders. I want to thank the Mizuho team for recognizing the work we’ve done in shaping the business and look forward to continuing to build on this strong partnership with them. We are working on all areas important to the business — restructuring the balance sheet, bringing in new global deals, and advancing our AI leadership and innovation across products. The last quarter saw new products, and commercial deals across each of our global markets, and now, with our senior lender extending its support, we have a great foundation for growth. It adds to a series of excellent wins for Roadzen— and we are not done yet. We believe the next year will be a marquee year for us.”

About Roadzen Inc.

Roadzen Inc. (Nasdaq: RDZN) is a global leader in AI at the convergence of insurance and mobility. Roadzen builds technology that helps insurers, automakers, and fleets better predict and prevent risk, automate claims, and deliver seamless, embedded insurance experiences.

Thousands of clients — from the world’s leading insurers, carmakers, and fleets to dealerships and agents — use Roadzen’s technology to build new products, sell insurance, process claims, and improve road safety. Roadzen’s pioneering work in telematics, generative AI, and computer vision has earned recognition from Forbes, Fortune, and Financial Express as one of the world’s top AI innovators.

Headquartered in Burlingame, California, Roadzen employs more than 300 people across offices in the U.S., U.K., and India. Learn more at www.roadzen.ai.

Cautionary Statement Regarding Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” and “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, executing a definitive agreement for the extension described in this press release, anticipated benefits of our products and solutions, business growth in the U.S., U.K. and India, anticipated strategy, demand for our products, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management, as well as all other statements other than statements of historical fact included in this press release. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in “Risk Factors” in our Securities and Exchange Commission (“SEC”) filings, including the annual report on Form 10-K we filed with the SEC on June 26, 2025. We urge you to consider these factors, risks and uncertainties carefully in evaluating the forward-looking statements contained in this press release. All subsequent written or oral forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this press release are made only as of the date of this release. Except as expressly required by applicable securities law, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Investor Contacts: IR@roadzen.ai

Media Contacts: Sanya Soni sanya@roadzen.ai or media@roadzen.ai